Exhibit 23 (a)

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of

    ALLTEL Corporation:

As independent public accountants, we hereby consent to the incorporation of our report dated April 24, 2002 included (or incorporated by reference) in this Amendment No. 1 to the 2001 ALLTEL Corporation Annual Report on Form 10-K, into the Company's previously filed Registration Statements, File Nos. 333-85142, 333-94267, 33-48476, 33-54175, 33-56291, 33-65199, 333-88907, 333-88923 and 333-90167.

/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Little Rock, Arkansas

April 25, 2002.